Exhibit 99.1

Healthpeak Properties Reports Third Quarter 2023 Results and Declares Quarterly Cash Dividend on Common Stock
DENVER, October 30, 2023 - Healthpeak Properties, Inc. (NYSE: PEAK), a leading owner, operator, and developer of real estate for healthcare discovery and delivery, today announced results for the third quarter ended September 30, 2023.

THIRD QUARTER 2023 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS
–Net income of $0.12 per share, Nareit FFO of $0.46 per share, FFO as Adjusted of $0.45 per share, AFFO of $0.40 per share, and blended Total Same-Store Portfolio Cash (Adjusted) NOI growth of 6.0%
–Third quarter new and renewal lease executions totaled 2.3 million square feet:
▪Outpatient Medical new and renewal lease executions totaled 2.1 million square feet, an all-time quarterly high, including a 1.3 million square foot renewal at Medical City Dallas
▪Lab new and renewal lease executions totaled 211,000 square feet, including leases at three trophy campuses:
•101,000 square feet at 331 Oyster Point in South San Francisco, California
•61,000 square feet at 75 Hayden in Lexington, Massachusetts
▪23,000 square foot development lease at Vantage in South San Francisco, California, bringing the project to 52% pre-leased
–In September 2023, the Cambridge City Council unanimously approved a comprehensive rezoning to allow for greater density and developable heights in the West Cambridge neighborhood of Alewife, where Healthpeak owns a total of 39 acres
–Net debt to Adjusted EBITDAre was 5.2x as of September 30, 2023
–Updated full year 2023 diluted earnings guidance to a range of $0.53 – $0.55 per share; increased the midpoint of 2023 FFO as Adjusted guidance by $0.02 per share and increased Total Portfolio Same-Store Cash (Adjusted) NOI growth guidance by 75 basis points at the midpoint
–On October 29, 2023, Healthpeak's Board of Directors declared a quarterly common stock cash dividend of $0.30 per share to be paid on November 20, 2023, to stockholders of record as of the close of business on November 7, 2023
–Received the GRESB Green Star designation for the twelfth consecutive year and recognized for leading corporate governance and ESG disclosures by Governance Intelligence and IR Magazine

THIRD QUARTER COMPARISON

	Three Months Ended September 30, 2023		Three Months Ended September 30, 2022
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income, diluted	$64,048	$0.12	$355,721	$0.65
Nareit FFO, diluted	252,566	0.46	227,426	0.42
FFO as Adjusted, diluted	251,647	0.45	235,504	0.43
AFFO, diluted	219,645	0.40	194,963	0.36

YEAR TO DATE COMPARISON

	Nine Months Ended September 30, 2023		Nine Months Ended September 30, 2022
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income, diluted	$233,497	$0.43	$496,341	$0.91
Nareit FFO, diluted	730,764	1.32	711,713	1.30
FFO as Adjusted, diluted	735,067	1.33	711,515	1.30
AFFO, diluted	652,839	1.18	595,883	1.09
Nareit FFO, FFO as Adjusted, AFFO, Same-Store Cash (Adjusted) NOI, and Net Debt to Adjusted EBITDAre are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of real estate investment trusts (see the "Funds From Operations" and "Adjusted Funds From Operations" sections of this release for additional information). See "September 30, 2023 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP in the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results.
SAME-STORE ("SS") OPERATING SUMMARY
The table below outlines the year-over-year three-month and year-to-date SS Cash (Adjusted) NOI growth.

Year-Over-Year Total SS Portfolio Cash (Adjusted) NOI Growth
	Three Month		Year-To-Date
	SS Growth %	% of SS	SS Growth %	% of SS
Lab	3.3%	47.6%	4.3%	47.3%
Outpatient Medical	3.4%	41.1%	3.2%	41.5%
CCRC	32.1%	11.3%	20.0%	11.2%
Total Portfolio	6.0%	100.0%	5.4%	100.0%

DEVELOPMENT UPDATES
VANTAGE PHASE I
In September 2023, Healthpeak signed an additional 23,000 square foot lease with a global pharmaceutical company at its Vantage Phase I development in South San Francisco, California, bringing the property to 52% pre-leased.
Strategically located on Forbes Boulevard and at the doorstep of Genentech's headquarters, the purpose-built lab campus will feature state-of-the-art design, an amenity center, flexible and efficient floor plates, and building systems accommodating a broad range of lab uses.
WEST CAMBRIDGE
In September 2023, the Cambridge City Council unanimously approved a comprehensive rezoning to allow for greater density and developable heights in the West Cambridge neighborhood of Alewife. Healthpeak’s vision for the neighborhood incorporates Alewife’s historic heritage and its innovative future by creating an active public realm driven by world-class real estate including lab, R&D and multi-family residential. Healthpeak owns a total of 39 acres in Alewife.
GRAPHITE BIO LEASE MODIFICATION
In October 2023, Healthpeak modified an approximately 85,200 square foot lease with Graphite Bio (Nasdaq: GRPH) at the Nexus on Grand campus in South San Francisco, California. Under the terms of the modification, Graphite Bio’s lease expiration date was accelerated to December 31, 2024 in exchange for total consideration of $58 million, consisting of:
i.$37 million cash payment, which is inclusive of the prepayment of Graphite Bio's 2024 contractual rent, including operating expense reimbursements, and termination and related fees; and
ii.$21 million credit for future rent and operating expense reimbursements from the in-place 32,000 square foot subtenant; the subtenant has approximately one year remaining on the sublease, at which point it will become a direct tenant of Healthpeak with a lease term of approximately six years
The $58 million in total consideration is equivalent to approximately 5+ years of Graphite Bio’s original contractual rental payments, including operating expense reimbursements, and provides ample time for Healthpeak to release the remaining 53,000 square feet of fully built-out, Class A space to new tenants. Healthpeak retains the right to immediately release this space with no change in the payments due from Graphite Bio or the subtenant.
ESG
Healthpeak received the GRESB Green Star designation for the twelfth consecutive year. Healthpeak was also named a finalist by Governance Intelligence and IR Magazine for Best Proxy Statement for the fourth consecutive year and Best ESG Reporting for the second consecutive year, and included in Fortune's list of Best Workplaces in Real Estate for the second consecutive year.
To learn more about Healthpeak's commitment to responsible business and view our 2022 ESG Report, please visit www.healthpeak.com/ESG.
DIVIDEND
On October 29, 2023, Healthpeak's Board declared a quarterly common stock cash dividend of $0.30 per share to be paid on November 20, 2023, to stockholders of record as of the close of business on November 7, 2023.
2023 GUIDANCE
We are updating the following guidance ranges for full year 2023:
▪Diluted earnings per common share from $0.49 – $0.53 to $0.53 – $0.55
▪Diluted Nareit FFO per share from $1.72 – $1.76 to $1.76 – $1.78
▪Diluted FFO as Adjusted per share from $1.73 – $1.77 to $1.76 – $1.78
▪Total Portfolio Same-Store Cash (Adjusted) NOI growth from 3.25% – 4.75% to 4.25% – 5.25%
These estimates do not reflect the potential impact from unannounced future transactions. These estimates are based on our view of existing market conditions, transaction timing, and other assumptions for the year ending December 31, 2023. For additional details and assumptions underlying this guidance, please see page 38 in our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, both of which are available in the Investor Relations section of our website at http://ir.healthpeak.com.

UPDATED CONFERENCE CALL INFORMATION
Healthpeak has scheduled a conference call and webcast for Monday, October 30, 2023, at 8:30 a.m. Eastern Time.
The conference call can be accessed in the following ways:
•Healthpeak’s website: https://ir.healthpeak.com/news-events
•Webcast: https://events.q4inc.com/attendee/248022751. Joining via webcast is recommended for those who will not be asking questions.
•Telephone: The participant dial-in number is (888) 330-2513 or (240) 789-2726 (international). The conference ID number is 58822.
An archive of the webcast will be available on Healthpeak's website through October 30, 2024, and a telephonic replay can be accessed through November 6, 2023, by dialing (800) 770-2030 or (647) 362-9199 (international) and entering conference ID number 58822.
ABOUT HEALTHPEAK
Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns, operates and develops high-quality real estate for healthcare discovery and delivery.
FORWARD-LOOKING STATEMENTS
Statements contained in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, densifications, joint venture transactions, leasing activity and commitments, capital recycling plans, financing activities, or other transactions discussed in this release; (ii) the payment of a quarterly cash dividend; and (iii) the information presented under the heading "2023 Guidance." Pending acquisitions, dispositions, joint venture transactions, leasing activity, and financing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: macroeconomic trends, including inflation, interest rates, labor costs, and unemployment; the ability of our existing and future tenants, operators, and borrowers to conduct their respective businesses in a manner that generates sufficient income to make rent and loan payments to us; the financial condition of our tenants, operators, and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in a specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants and operators; our property development, redevelopment, and tenant improvement activity risks, including project abandonments, project delays, and lower profits than expected; changes within the industries in which we operate; significant regulation, funding requirements, and uncertainty faced by our lab tenants; the ability of the hospitals on whose campuses our outpatient medical buildings are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to develop, maintain, or expand hospital and health system client relationships; operational risks associated with third party management contracts, including the additional regulation and liabilities of our properties operated through RIDEA structures; economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in significant losses and/or performance declines by us or our tenants and operators; our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; our use of fixed rent escalators, contingent rent provisions, and/or rent escalators based on the Consumer Price Index; competition for suitable healthcare properties to grow our investment portfolio; our ability to foreclose or exercise rights on collateral securing our real estate-related loans; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate or operate acquisitions; the potential impact on us and our tenants, operators, and borrowers from litigation matters, including rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; epidemics, pandemics, or other infectious diseases, including Covid, and health and safety measures intended to reduce their spread; the loss or limited availability of our key personnel; our reliance on information technology systems and the potential impact of system failures, disruptions, or breaches; increased borrowing costs, including due to rising interest rates; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all, including due to rising interest rates, changes in our credit ratings and the value of our common stock, volatility or uncertainty in the capital markets, and other factors; our ability to manage our indebtedness level and covenants in and changes to the terms of such indebtedness; bank failures or other events affecting financial institutions; the failure of our tenants, operators, and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; laws or regulations prohibiting eviction of our tenants; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; legislation to address federal government operations and administrative decisions affecting the Centers for Medicare and Medicaid Services; our participation in the CARES Act Provider Relief Fund and other Covid-related stimulus and relief programs; our ability to maintain our qualification as a REIT; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; ownership limits in our charter that restrict ownership in our stock; provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.
CONTACT
Andrew Johns, CFA
Senior Vice President – Investor Relations
720-428-5400

Healthpeak Properties, Inc.
Consolidated Balance Sheets
In thousands, except share and per share data

	September 30, 2023	December 31, 2022
Assets
Real estate:
Buildings and improvements	$13,097,282	$12,784,078
Development costs and construction in progress	863,341	760,355
Land and improvements	2,657,602	2,667,188
Accumulated depreciation and amortization	(3,498,077)	(3,188,138)
Net real estate	13,120,148	13,023,483
Loans receivable, net of reserves of $8,023 and $8,280	225,881	374,832
Investments in and advances to unconsolidated joint ventures	745,381	706,677
Accounts receivable, net of allowance of $2,077 and $2,399	59,085	53,436
Cash and cash equivalents	63,478	72,032
Restricted cash	50,449	54,802
Intangible assets, net	339,191	418,061
Assets held for sale, net	8,277	49,866
Right-of-use asset, net	233,480	237,318
Other assets, net	757,164	780,722
Total assets	$15,602,534	$15,771,229

Liabilities and Equity
Bank line of credit and commercial paper	$424,000	$995,606
Term loans	496,603	495,957
Senior unsecured notes	5,401,461	4,659,451
Mortgage debt	342,349	346,599
Intangible liabilities, net	133,668	156,193
Liabilities related to assets held for sale, net	39	4,070
Lease liability	204,762	208,515
Accounts payable, accrued liabilities, and other liabilities	687,650	772,485
Deferred revenue	879,174	844,076
Total liabilities	8,569,706	8,482,952

Commitments and contingencies

Redeemable noncontrolling interests	49,016	105,679

Common stock, $1.00 par value: 750,000,000 shares authorized; 547,072,311 and 546,641,973 shares issued and outstanding	547,072	546,642
Additional paid-in capital	10,401,994	10,349,614
Cumulative dividends in excess of earnings	(4,528,508)	(4,269,689)
Accumulated other comprehensive income (loss)	36,747	28,134
Total stockholders’ equity	6,457,305	6,654,701

Joint venture partners	313,402	327,721
Non-managing member unitholders	213,105	200,176
Total noncontrolling interests	526,507	527,897

Total equity	6,983,812	7,182,598

Total liabilities and equity	$15,602,534	$15,771,229

Healthpeak Properties, Inc.
Consolidated Statements of Operations
In thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Rental and related revenues	$417,075	$392,301	$1,219,473	$1,149,530
Resident fees and services	133,808	122,142	391,076	369,062
Interest income	5,360	5,963	16,802	16,950
Income from direct financing leases	—	—	—	1,168
Total revenues	556,243	520,406	1,627,351	1,536,710

Costs and expenses:
Interest expense	50,510	44,078	147,547	123,531
Depreciation and amortization	184,559	173,190	561,357	531,412
Operating	232,734	220,208	677,659	642,499
General and administrative	23,093	24,549	73,576	73,161
Transaction costs	36	728	3,098	1,636
Impairments and loan loss reserves (recoveries), net	(550)	3,407	(156)	3,678
Total costs and expenses	490,382	466,160	1,463,081	1,375,917
Other income (expense):
Gain (loss) on sales of real estate, net	—	(4,149)	86,463	10,047
Other income (expense), net	1,481	305,678	4,208	326,855
Total other income (expense), net	1,481	301,529	90,671	336,902

Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	67,342	355,775	254,941	497,695
Income tax benefit (expense)	(787)	3,834	(2,225)	3,775
Equity income (loss) from unconsolidated joint ventures	2,101	(325)	6,646	2,141
Income (loss) from continuing operations	68,656	359,284	259,362	503,611

Income (loss) from discontinued operations	—	(1,298)	—	2,011

Net income (loss)	68,656	357,986	259,362	505,622
Noncontrolling interests’ share in continuing operations	(4,442)	(4,016)	(24,297)	(11,701)
Net income (loss) attributable to Healthpeak Properties, Inc.	64,214	353,970	235,065	493,921
Participating securities’ share in earnings	(166)	(604)	(1,568)	(2,523)
Net income (loss) applicable to common shares	$64,048	$353,366	$233,497	$491,398

Basic earnings (loss) per common share:
Continuing operations	$0.12	$0.66	$0.43	$0.91
Discontinued operations	—	0.00	—	0.00
Net income (loss) applicable to common shares	$0.12	$0.66	$0.43	$0.91

Diluted earnings (loss) per common share:
Continuing operations	$0.12	$0.65	$0.43	$0.91
Discontinued operations	—	0.00	—	0.00
Net income (loss) applicable to common shares	$0.12	$0.65	$0.43	$0.91

Weighted average shares outstanding:
Basic	547,062	538,417	546,978	539,105
Diluted	547,331	546,015	547,247	544,852

Healthpeak Properties, Inc.
Funds From Operations
 In thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) applicable to common shares	$64,048	$353,366	$233,497	$491,398
Real estate related depreciation and amortization	184,559	173,190	561,357	531,412
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	6,190	8,704	18,076	19,049
Noncontrolling interests’ share of real estate related depreciation and amortization	(4,571)	(4,464)	(14,042)	(14,487)
Loss (gain) on sales of depreciable real estate, net	—	5,280	(86,463)	(11,408)
Healthpeak’s share of loss (gain) on sales of depreciable real estate, net, from unconsolidated joint ventures	—	239	—	89
Noncontrolling interests’ share of gain (loss) on sales of depreciable real estate, net	—	—	11,546	12
Loss (gain) upon change of control, net(1)	—	(311,438)	(234)	(311,438)
Taxes associated with real estate dispositions	—	197	—	31
Nareit FFO applicable to common shares	250,226	225,074	723,737	704,658
Distributions on dilutive convertible units and other	2,340	2,352	7,027	7,055
Diluted Nareit FFO applicable to common shares	$252,566	$227,426	$730,764	$711,713
Diluted Nareit FFO per common share	$0.46	$0.42	$1.32	$1.30
Weighted average shares outstanding - diluted Nareit FFO	554,614	546,015	554,535	546,677
Impact of adjustments to Nareit FFO:
Transaction-related items	$49	$681	$2,993	$1,573
Other impairments (recoveries) and other losses (gains), net(2)	(602)	2,897	557	(5,874)
Restructuring and severance-related charges	—	—	1,368	—
Casualty-related charges (recoveries), net(3)	(367)	4,514	(610)	4,103
Total adjustments	(920)	8,092	4,308	(198)
FFO as Adjusted applicable to common shares	249,306	233,166	728,045	704,460
Distributions on dilutive convertible units and other	2,341	2,338	7,022	7,055
Diluted FFO as Adjusted applicable to common shares	$251,647	$235,504	$735,067	$711,515
Diluted FFO as Adjusted per common share	$0.45	$0.43	$1.33	$1.30
Weighted average shares outstanding - diluted FFO as Adjusted	554,614	546,015	554,535	546,677
_______________________________________
(1)The three and nine months ended September 30, 2022 include a gain upon change of control related to the sale of a 30% interest to a sovereign wealth fund and deconsolidation of seven previously consolidated lab buildings in South San Francisco, California. The gain upon change of control is included in other income (expense), net in the Consolidated Statements of Operations.
(2)The nine months ended September 30, 2022 includes the following, which are included in other income (expense), net in the Consolidated Statements of Operations: (i) a $23 million gain on sale of a hospital under a direct financing lease and (ii) $14 million of expenses incurred for tenant relocation and other costs associated with the demolition of an outpatient medical building. The three and nine months ended September 30, 2023 and 2022 include reserves and (recoveries) for expected loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(3)Casualty-related charges (recoveries), net are recognized in other income (expense), net and equity income (loss) from unconsolidated joint ventures in the Consolidated Statements of Operations.

Healthpeak Properties, Inc.
Adjusted Funds From Operations
In thousands

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
FFO as Adjusted applicable to common shares	$249,306	$233,166	$728,045	$704,460
Stock-based compensation amortization expense	3,434	4,614	10,966	14,635
Amortization of deferred financing costs	3,054	2,691	8,828	8,069
Straight-line rents(1)	(7,279)	(12,965)	(12,710)	(36,837)
AFFO capital expenditures	(24,031)	(24,358)	(66,264)	(75,103)
Deferred income taxes	(430)	(2,814)	(933)	(3,741)
Amortization of above (below) market lease intangibles, net	(5,626)	(5,876)	(20,267)	(17,528)
Other AFFO adjustments	(1,123)	(1,144)	(1,852)	(3,017)
AFFO applicable to common shares	217,305	193,314	645,813	590,938
Distributions on dilutive convertible units and other	2,340	1,649	7,026	4,945
Diluted AFFO applicable to common shares	$219,645	$194,963	$652,839	$595,883
Diluted AFFO per common share	$0.40	$0.36	$1.18	$1.09
Weighted average shares outstanding - diluted AFFO	554,614	544,190	554,535	544,852
_______________________________________
(1)The nine months ended September 30, 2023 includes an $8.7 million write-off of straight-line rent receivable associated with Sorrento Therapeutics, Inc., which commenced voluntary reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code. This write-off is reflected as a reduction of rental and related revenues in the Consolidated Statements of Operations.